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                                                     EXHIBIT 12-2


          PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES



                                                    Pro Forma(a)
                                                     Year Ended
                                                    -------------
                                                    June 30, 1999
                                                    -------------
                                                     (dollars in
                                                      thousands)

EARNINGS:

Consolidated pre-tax income from continuing
  operations......................................     $ 25,055
Interest..........................................       52,233
Net amortization of debt discount and premium
  and issuance expense............................          965
Interest portion of rental expense................        2,876
                                                       --------
  Earnings........................................     $ 81,129
                                                       ========

FIXED CHARGES:
Interest..........................................     $ 52,233
Net amortization of debt discount and premium
  and issuance expense............................          965
Interest portion of rental expense................     $  2,876
                                                       --------
  Fixed charges...................................     $ 56,074
                                                       ========

Ratio of earnings to fixed charges................         1.45
                                                       ========


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(a)  To give effect to increase in outstanding debt, as of the beginning of the period presented, assuming that the acqui-sition of Pennsylvania Enterprises, Inc. occurred as of the beginning of the period presented, as reflected in the unaudited pro forma combined condensed statement of opera-tions included in the Form S-4 of Southern Union Company filed on September 10, 1999.